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                         Consent of Independent Auditors

The Board of Directors and Shareholders
GE Investments Funds, Inc.:

We consent to the use of our report dated February 4, 2000 for the U.S. Equity Fund, S&P 500 Index Fund, Premier Growth Equity Fund, Mid-Cap Value Equity Fund (formerly Value Equity Fund), International Equity Fund, Total Return Fund, Income Fund, Global Income Fund, Money Market Fund, and Real Estate Securities Fund of GE Investments Funds, Inc., incorporated herein by reference under the headings, "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.


                                                       /s/ KPMG LLP

New York, New York
April 24, 2000

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                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                                 April 24, 2000

      DAVID S. GOLDSTEIN
  DIRECT LINE: (202) 383-0606
Internet: dgoldstein@sablaw.com

Board of Directors
GE Investments Funds, Inc.
3003 Summer Street
Stamford, Connecticut  06905

      Re: GE Investments Funds, Inc.
          Post-Effective Amendment Number 27
          File No. 2-91369

Directors:

      We have acted as counsel to GE Investments Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Virginia, in connection with its registration of an indefinite number of its shares of stock representing interests in Value Equity Fund, Small Cap Value Equity Fund, Europe Equity Fund and Emerging Markets Fund of the Company (the "Shares") under the Securities Act of 1933, as amended. In this connection, we have examined post-effective amendment number 26 to the registration statement filed by you and post-effective amendment number 27 to the registration statement to be filed by you with the Securities and Exchange Commission on Form N-1A (File No. 2-91369) (the "registration statement"). We also are familiar with the actions taken by you at the board of directors meeting held on March 16, 2000 in connection with the authorization, issuance and sale of the Shares.

      We have examined such Company records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements of officers and representatives of the Company and upon representations of the Company made in the registration statement.

      Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in the manner described in the registration statement, will be legally issued, fully paid and non- assessable.

      We are attorneys licensed to practice only in the State of Georgia and the District of

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Board of Directors
April 24, 2000
Page 2


Columbia.

      We hereby consent to the inclusion of this opinion as an exhibit to the registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Sincerely,

                              SUTHERLAND ASBILL & BRENNAN LLP


                              By: /s/ David S. Goldstein
                                  ----------------------------
                                      David S. Goldstein